EXHIBIT 6

                        Agreement Regarding Joint Filing
                                       and
                                Power of Attorney

         The undersigned, for good and valuable consideration, hereby agree that they shall jointly file an acquisition statement under Section 13(d) of the Securities Exchange Act of 1934, as amended, with respect to the acquisition by the undersigned of shares of common stock of PlanetRx.com, Inc., a Delaware corporation, and that they shall cooperate with each other regarding the filing, and when appropriate, amending of such acquisition statement.

         The undersigned hereby appoint Thomas M. Boudreau and Keith J. Ebling, and each of them (with full power to each of them to act alone), as attorneys-in-fact and agents, in all capacities, to execute, on their behalf, and to file with the appropriate issuers, exchanges and regulatory authorities, this Schedule 13D and any and all amendments to this Schedule 13D and documents relating thereto required to be filed under the Securities Exchange Act of 1934, as amended, including exhibits, attachments and amendments thereto. The undersigned hereby grant to said attorneys-in-fact full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as the undersigned could if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof. This power of attorney shall remain in full force and effect until either revoked in writing by the undersigned.

         The undersigned hereby execute this Agreement Regarding Joint Filing and Power of Attorney as of this 21st day of October, 1999.

                              EXPRESS SCRIPTS, INC.


                              By:                 /s/ Barrett A. Toan
                                    ------------------------------------------
                              Name:    Barrett A. Toan
                              Title:   President and Chief Executive Officer

                              YOURPHARMACY.COM, INC.


                              By:      /s/ Barrett A. Toan
                              Name:    Barrett A. Toan
                              Title:   President and Chairman

                              NEW YORK LIFE INSURANCE COMPANY

                              By:   /s/ Howard Atkins
                              Name: Howard Atkins
                              Title: Executive Vice President and CFO


                              NYLIFE LLC


                              By:  /s/ Melbourne Nunes
                              Name:  Melbourne Nunes
                              Title: Senior Vice President-Legal


                              NYLIFE HEALTHCARE MANAGEMENT, INC.


                              By:  /s/ Howard Atkins

                              Name:  Howard Atkins
                              Title: Executive Vice President